FOR IMMEDIATE RELEASE

Contact:	Renee Campbell
Email:	renee.campbell@valmont.com
Date:	April 6, 2022

Valmont Announces Segment Realignment

Omaha, NE - Valmont Industries, Inc. (NYSE: VMI), a leading global provider of engineered products and services for infrastructure development and irrigation equipment and services for agriculture, today announced a new segment reporting structure that reflects realignment of internal management and reporting.
Effective for the first quarter 2022 reporting period, Valmont is realigning its previous four reporting segments to report results in two segments:

■Infrastructure includes the previous segments of Utility Support Structures, Engineered Support Structures and Coatings
■Agriculture is a renaming of the previous Irrigation segment

“We are experiencing a transformative time in Valmont’s history and as part of this journey, our goal is to institute a culture of positive change that will foster collaboration, encourage enterprise-wide innovation, and leverage technology to advance our productivity," said Stephen G. Kaniewski, President and Chief Executive Officer. "With this new alignment that reflects how I manage the business, Valmont remains committed to our tagline: Conserving Resources. Improving Life.® This organizational structure allows us to elevate our focus on capital allocation, technology development, and market growth strategies across the leadership teams. Additionally, by simplifying our company structure we can more effectively articulate our strategy and purpose as a company across our key stakeholder groups, including employees, investors, and customers."

Kaniewski continued, "With an increasing convergence of key market drivers, the Infrastructure realignment allows us to better collaborate across product lines, generating greater customer focus as we create innovative smart infrastructure across the portfolio to bring to the market. I believe this will enable us to maximize profitability for the larger segment as we execute our strategies more efficiently across multiple product lines. Agriculture is a more subtle shift, recognizing our growing focus on more than just irrigation as we begin to expand our technology solutions globally beyond only irrigated acres."

Within the Infrastructure segment, the Company will report revenue for five product lines: Transmission, Distribution and Substation, Renewable Energy, Lighting and Transportation, Telecommunication, and

Coatings. The Agriculture segment will continue reporting product line revenue for North America Irrigation and International Irrigation and will begin reporting Agricultural Technology revenue. In parallel with the segment realignment, we are centralizing operations of our manufacturing footprint on a global basis across both segments to focus on improving productivity, increasing output, and driving efficient capital allocation.

The company will file a current report on Form 8-K on or about April 6, 2022 with a recast of comparable prior year segment financial information for 2020 and 2021 affected by the change, along with a summary presentation on the Investors page at valmont.com. The Company's historical GAAP balance sheet, income statement and cash flows are not affected.

About Valmont Industries, Inc.
For over 75 years, Valmont® has been a global leader in creating vital infrastructure and advancing agricultural productivity. Today, we remain committed to doing more with less by innovating through technology. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com.

Concerning Forward-Looking Statements
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments, and other factors believed to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include among other things, the continuing and developing effects of COVID-19 including the effects of the outbreak on the general economy and the specific economic effects on the Company’s business and that of its customers and suppliers, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.
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